Exhibit 5.1

BioNTech SE An der Goldgrube 12 55131 Mainz Germany

Hamburg

Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB

Hohe Bleichen 7

20354 Hamburg

T    +49 40 36 90 60 (Switchboard)

       +49 40 36906201 (Direct)

F    +49 40 36 90 61 55

E    peter.versteegen@freshfields.com

www.freshfields.com

Doc ID

DAC31877923

Our Ref

162745-0015

November 9, 2020

BioNTech SE – Form F-3 Registration Statement

Ladies and Gentlemen

We are acting as legal advisers to BioNTech SE, a European stock corporation (SE) with its business address at An der Goldgrube 12, 55131 Mainz, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Germany, (the Commercial Register) under number HRB 48720 (the Company) as to matters of German law in connection with possible future public offerings and sales from time to time pursuant to a registration statement on Form F-3 filed by the Company with the Securities and Exchange Commission on November 9, 2020 pursuant to the Securities Act of 1933, as amended (the Registration Statement) of (i) American Depositary Shares in aggregate principal amount of up to $500,000,000 (the ATM ADSs), with each ATM ADS representing one ordinary share of the Company (any such ordinary share of the Company an Ordinary Share) and issued by the relevant depositary against the deposit by the Company of one Ordinary Share as of the date hereof held in treasury (such shares so represented by the ATM ADSs the ATM Shares), (ii) Ordinary Shares and rights to subscribe for Ordinary Shares (with any Ordinary Share issued, including by way of conversion or exchange, or transferred pursuant to any such instrument registered under the Registration Statement a Further Transaction Share and any such instrument so registered an Equity Instrument), (iii) debt securities (any such security issued or sold under the Registration Statement a Debt Security), issued under one or more separate indentures between the Company and a financial institution that will act as trustee (the Indentures), (iv) purchase contracts for the purchase or sale by the Company of equity securities issued by the Company, and/or (v) units (with any of the instruments issued under the Registration Statement and falling within any of (iv) or (v) being a Further Instrument).

In this opinion, “Germany” means the Federal Republic of Germany.

Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater Partnerschaftsgesellschaft mit beschränkter Berufshaftung (Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB) has its seat in Frankfurt am Main and is registered with the partnership register of the Amtsgericht Frankfurt am Main with registered number PR 2677. For further regulatory information please refer to www.freshfields.com/support/legalnotice.

A list of all members of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB is available on request. The reference to “partners” means members of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB as well as consultants and employees of Freshfields Bruckhaus Deringer Steuerberater PartG mbB with equivalent standing and qualifications who are not members of the partnership.

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1.	Documents Reviewed

For the purpose of rendering this legal opinion, we have examined the following documents (together, the Opinion Documents):

(a)	a copy of the Company’s articles of association (Satzung), as in effect as of the date of this opinion (the Articles of Association);

(b)	a copy of an electronic excerpt (Handelsregisterauszug) from the Commercial Register relating to the Company dated November 9, 2020 (the Register Excerpt);

(c)	a copy of the Registration Statement;

(d)	copies of the base senior and subordinated indentures, filed as exhibits to the Registration Statement; and

(e)

any such certificates, corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have not reviewed any other documents for the purposes of this opinion.

2.	Assumptions

As to questions of fact material to this opinion that we did not independently establish or verify, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

In considering the Opinion Documents and rendering this opinion we have assumed without further inquiry:

(a)	the conformity of all copies of documents supplied to us with the relevant originals and the authenticity and completeness of all documents submitted to us whether as originals or as copies;

(b)	that all signatures on Opinion Documents are genuine signatures of those individuals from whom they purport to stem;

(c)

that Opinion Documents examined by us in draft form have been or, as the case may be, will be executed in the form of the draft examined by us by the party that in the respective draft is envisaged to so execute the respective Opinion Document;

(d)

that all individuals who have executed and delivered or will execute and deliver any of the Opinion Documents had or will have, at the relevant times, (i) full legal capacity (Geschäftsfähigkeit) and (ii) power to validly represent (Vertretungsmacht) the respective party (other than individuals executing, passing or delivering on behalf of the Company), in executing and delivering the relevant Opinion Document;

(e)	that none of the Opinion Documents has been or, as the case may be, will be revoked, rescinded, repealed, terminated (whether in whole or in part), amended or supplemented;

(f)	the correctness and completeness of all factual matters expressed in the Opinion Documents;

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(g)

that the Register Excerpt is accurate and complete as at its date and that no changes to the facts related therein have occurred between the date the Register Excerpt was issued and the date hereof; and

(h)	that the Articles of Association are true and accurate as of the date of this opinion.

3.	Laws Considered

The undersigned is admitted to the bar association (Rechtsanwaltskammer) in Hamburg, Germany, and licensed as attorney (Rechtsanwalt) in Germany. This opinion is, therefore, limited to matters of German law as presently in effect and applied by the German courts (including the law of the European Union to the extent it is directly applicable in Germany). We have not investigated and do not express or imply any opinion with respect to the laws of any other jurisdiction.

4.	Opinion Statements

Based upon and subject to the foregoing and the qualifications set out below, we are of the opinion that:

(a)	The Company is a European stock corporation (SE) duly established and validly existing under the laws of Germany and registered with the Commercial Register under number HRB 48720.

(b)	The Company has the corporate capacity to enter into and perform its obligations under the Indentures and the Debt Securities.

(c)

The issuance of the ATM Shares has been duly authorized by all requisite corporate action on the part of the Company and the ATM Shares are validly issued, fully paid, and non-assessable (nicht nachschusspflichtig).

(d)	The Further Transaction Shares will be duly authorized, validly issued, fully paid and non-assessable (if and when authorized in accordance with the law, issued and paid)

(e)

Any of the Equity Instruments, the Debt Securities and the Further Instruments will be duly authorized, issued and delivered (if and when authorized in accordance with the law, executed by the requisite number of managing directors and delivered).

5.	Qualifications

The foregoing opinion statements are subject to the following qualifications:

In this opinion, concepts of German law are addressed in the English language and not in the original German terms, which may differ in their exact legal meaning. This opinion may only be relied upon under the express condition that this opinion and any issues of interpretation arising hereunder are exclusively governed by German law.

This opinion speaks of its date only, and we do not assume any obligation to update this opinion or to inform you of any changes to any of the facts or laws of other matters referred to herein. This opinion is limited to the matters addressed herein and should not be read as opinion in respect to any other matter.

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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” contained in the prospectuses included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours, /s/ Dr. Peter Versteegen Dr. Peter Versteegen Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB